                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report dated January 29, 1997 (except with respect to the matters discussed in Note 14, as to which the date is March 7, 1997), (and to all references to our
Firm) included in or made a part of this Amendment No. 3 to Registration Statement File No. 333-18539.


                                          /s/ Arthur Andersen LLP
                                          --------------------------------------
                                          ARTHUR ANDERSEN LLP


Chicago, Illinois
March 7, 1997